                                                                     Exhibit J.1

                        [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 22, 1999


Market Street Fund, Inc.
103 Bellevue Parkway
Wilmington, DE  19809

RE:                                 MARKET STREET FUND, INC.
                                    FILE NO. 2-98755


Directors:

         We hereby consent to the reference to our name under the caption "Other Services -- Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 21 to Form N-1A for Market Street Fund, Inc. (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 SUTHERLAND ASBILL & BRENNAN LLP


                                                 By: /s/ David S. Goldstein
                                                    ----------------------------
                                                         David S. Goldstein